SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2001

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20312	41-1293754

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4050 Calle Real, Suite 200, Santa Barbara, California	93110

(Address of Principal Executive Offices)	(Zip Code)

(888) 934-3354

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

     On August 1, 2001, Fidelity National Information Solutions, Inc., a Delaware corporation (the “Registrant”), pursuant to an Agreement and Plan of Reorganization and Merger dated April 12, 2001, consummated a business combination with Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and FNF’s wholly-owned subsidiary, Chicago Title and Trust Company, an Illinois corporation (“Chicago Title”). As a result of the business combination, the Registrant became a majority-owned subsidiary of FNF, and five subsidiaries of FNF and Chicago Title became wholly- or majority-owned subsidiaries of the Registrant.

     Because the former subsidiaries of FNF and Chicago Title contributed to the Registrant in connection with said business combination constitute a significant portion of the operations of the Registrant post-closing, and because KPMG LLP had previously audited those subsidiaries and is engaged as FNF’s independent accountants, the Registrant, on the advice of the Audit Committee of its Board of Directors, determined that it was in its best interest to dismiss Deloitte & Touche LLP (“Deloitte”) as the Registrant’s independent auditors and engage KPMG LLP to serve as the Registrant’s independent auditors. On September 25, 2001, Deloitte’s engagement as the Registrant’s independent auditors was terminated, and concurrently therewith KPMG LLP was engaged as the Registrant’s new independent accountants.

     During the two fiscal years of the Registrant prior to the date of this Current Report, the reports on the financial statements of the Registrant prepared by Deloitte contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures and there have been no “reportable events” (as defined in Paragraph (a)(v) of Item 304 of Regulation S-K as promulgated by the Securities and Exchange Commission), at any time preceding Deloitte’s replacement.

     At no time during the two fiscal years of the Registrant prior to the date of this Current Report, and during the interim period subsequent to the year ended December 31, 2000, did the Registrant consult with KPMG LLP regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the financial statements of the Registrant, or any disagreement or reportable event.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

Dated: October 1, 2001	By:	/s/ ERIC D. SWENSON

Eric D. Swenson, President

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Deloitte and Touche LLP to the Commission.